EXHIBIT 23.1

Independent Auditors’ Consent

The Board of Directors

AGCO Corporation:

      We consent to the use of our report dated February 28, 2003, with respect to the consolidated balance sheet of AGCO Corporation and subsidiaries as of December 31, 2002, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2002 and the related financial statement schedule for the year then ended, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus. Our report refers to a change in accounting for goodwill and other intangible assets in 2002.

      Our report refers to our audit of adjustments that were applied to the transitional disclosures required by Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets, to revise the 2001 and 2000 consolidated financial statements, and our audit of the reclassifications required by SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections, to revise the 2001 consolidated financial statements, as more fully described in Note 1 to the consolidated financial statements. However, we were not engaged to audit, review or apply any procedures to the 2001 and 2000 consolidated financial statements other than with respect to such disclosures.

/s/ KPMG LLP

Atlanta, Georgia

January 14, 2004